PROSPECTUS SUPPLEMENT

(To Prospectus dated August 15, 2019)

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232935

AETERNA ZENTARIS INC.
20,509,746 Common Shares

Aeterna Zentaris Inc. (“we,” “us,” “our” or the “Company”) are offering 20,509,746 common shares, no par value, (“Common Shares”), in this offering. Each Common Share offered under this prospectus supplement and the accompanying prospectus has associated with it one right to purchase a Common Share under our Rights Plan (as defined herein). Please see the section entitled “Description of Securities Offered Under This Prospectus Supplement — Shareholder Rights Plan” in this prospectus supplement and the accompanying prospectus for a more detailed discussion.

Our Common Shares are listed on the Nasdaq Capital Market and on the Toronto Stock Exchange (“TSX”) under the symbol “AEZS”. On February 12, 2021, the last reported sale price of our Common Shares on the Nasdaq Capital Market was $1.90 per share.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this this prospectus supplement and the accompanying base prospectus, including the information under “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN QUALIFIED FOR SALE IN CANADA AND MAY NOT BE OFFERED OR SOLD IN CANADA EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS UNDER APPLICABLE CANADIAN SECURITIES LAWS. THE COMPANY HAS NOT FILED AND DOES NOT INTEND TO FILE A CANADIAN PROSPECTUS IN CONNECTION WITH THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

There is no arrangement for funds to be received in escrow, trust or similar arrangement. The Company has applied to the TSX for conditional approval for listing of the Common Shares offered for sale pursuant to this prospectus supplement. Listing on the TSX is subject to us fulfilling all of the requirements of the TSX.

	Per Common Share	Total
Offering Price	$1.45	$29,739,131.70
Underwriting Discounts and Commissions(1)	$0.105125	$2,156,087.05
Proceeds, before expenses, to us	$1.344875	$27,583,044.65

(1)	See “Underwriting” beginning on page S-12 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to 3,076,461 additional Common Shares at the public offering price per share set forth above, less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $2,479,500.01, and the total proceeds to us, before expenses, will be approximately $31,720,500.14.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about February 19, 2021, subject to satisfaction of customary closing conditions.

H.C. WAINWRIGHT & CO.

The date of this prospectus supplement is February 16, 2021.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms “Aeterna Zentaris,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (File No. 333-232935) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process and the related registration statement on Form F-3 (File No. 333-253178) filed pursuant to Rule 462(b) of the Securities Act. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on August 1, 2019, and was declared effective on August 15, 2019. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

We have not, and the underwriter has not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This offering is not available to a resident of Canada or a person or company in Canada. See the section entitled “Underwriting” in this prospectus supplement.

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This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise noted herein, all references to “CDN$,” “CAD$,” or “Canadian dollars” are to the currency of Canada , references to “€”, “euro” or “EUR” are to the single European currency of the member States of the European Union participating in the euro and “$,” “dollars,” “US$,” “United States dollars,” or “U.S. dollars” are to the currency of the United States. This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including logos, artwork, and other visual displays, may appear without the ® or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are the property of their respective owners.

The financial statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. This may not be comparable to financial statements of United States (“U.S.”) companies. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards.

Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain “forward-looking statements” made pursuant to the safe-harbor provision of the U.S. Private Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. All statements other than statements of historical facts included in or incorporated by reference into this prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Our forward-looking statements generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our businesses, results of operations, liquidity and financial condition. In some cases, we have identified these forward-looking statements with words like “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue,” or the negative of these words or other words and terms of similar meaning. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include, but are not limited to, the following:

●	our ability to raise capital and obtain financing to continue our currently planned operations;

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●	our ability to regain compliance with the continued listing requirements of the Nasdaq and to maintain listing of our Common Shares on the Nasdaq;

●	our ability to continue as a going concern, which is dependent, in part, on our ability to secure additional financing;

●	our dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully commercialize the product, including our heavy reliance on the success of the license and assignment agreement with Novo Nordisk A/S (“Novo”) for the commercialization of Macrilen™ for the diagnosis of adult growth hormone deficiency in the United States;

●	our ability to enter into out-licensing, development, manufacturing, marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;

●	our reliance on third parties for the manufacturing and commercialization of Macrilen™ (macimorelin);

●	potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration;

●	uncertainties related to the regulatory process;

●	unforeseen global instability, including the instability due to the global pandemic of the novel coronavirus;

●	our ability to efficiently commercialize or out-license Macrilen™ (macimorelin) in other territories and for other indications not covered by our license and assignment agreement with Novo;

●	our reliance on the success of the pediatric clinical trial in the European Union (“E.U.”) and U.S. for Macrilen™ (macimorelin);

●	the degree of market acceptance of Macrilen™ (macimorelin);

●	our and our partners’ ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our product;

●	our and our partners’ ability to successfully negotiate pricing and reimbursement in key markets in the E.U. for Macrilen™ (macimorelin);

●	any evaluation of potential strategic alternatives to maximize potential future growth and shareholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;

●	our ability to protect our intellectual property;

●	the timing and progress of the preclinical and clinical development of our product candidates; and

●	the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

More detailed information about these and other factors is included under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in other documents incorporated herein by reference. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law. We advise you, however, to review any further disclosures we make on related subjects in our Form 20-F and reports on Form 6-K filed or furnished to the SEC.

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SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our Common Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. See the “Risk Factors” section of this prospectus supplement beginning on page S-6 for a discussion of the risks involved in investing in our securities.

Our Company

Aeterna Zentaris is a specialty biopharmaceutical company commercializing and developing therapeutics and diagnostic tests. The Company’s lead product, Macrilen™ (macimorelin), is the first and only United States Food and Drug Administration (“FDA”) and European Commission approved oral test indicated for the diagnosis of patients with adult growth hormone deficiency (“AGHD”). Macrilen™ (macimorelin) is currently marketed in the United States through a license and assignment agreement, as amended (the “License Agreement”) with Novo Nordisk Biopharm Limited (“Novo”). Aeterna Zentaris is also pursuing the development of macimorelin for the diagnosis of child-onset growth hormone deficiency (“CGHD”), an area of significant unmet need. In addition, we are actively pursuing business development opportunities for the commercialization of macimorelin in the rest of the world in addition to other non-strategic assets to monetize their value.

Recent Developments

Evaluation and potential development of an oral prophylactic bacterial vaccine against COVID-19

On February 2, 2021, we announced that we entered into an exclusive option agreement to evaluate a preclinical potential COVID-19 vaccine developed at the Julius-Maximilians-University Wuerzburg (the “University”), and made a payment of €110,000 to the University. The vaccine technology developed at the University uses a typhoid fever vaccine as a carrier strain and has the potential to be an orally active COVID-19 (SARS-CoV-2) live-attenuated bacterial vaccine. Under the option agreement entered into with the University, we have the right to negotiate an exclusive worldwide license to develop this technology for the prevention of coronavirus diseases, including COVID-19. A scientific advice meeting with the German authorities at Paul-Ehrlich Institute has been scheduled by the University to discuss a roadmap towards initiating a first-in-human clinical trial. We believe that, if it is determined that there is sufficient data to advance into human clinical trials, the development program for this particular COVID-19 vaccine is expected to be abbreviated because extensive clinical safety data is already available for the underlying vaccine strain, Salmonella Typhi Ty21a. We expect to make a decision whether to exercise our option to negotiate a license for that technology by mid-2021.

Expansion of orphan drug development pipeline with targeted immunosuppressive therapeutics

On January 28, 2021, we announced that we licensed the exclusive worldwide rights to develop, manufacture and commercialize targeted, highly specific, autoimmunity modifying proteins, currently in early preclinical development, for the potential treatment of neuromyelitis optica spectrum disorder from the University, and made a payment of €100,000 to the University.

Evaluation of macimorelin as treatment for neurodegenerative disease

On January 13, 2021, we entered into a material transfer agreement with The University of Queensland to conduct preclinical and clinical studies evaluating macimorelin as a therapeutic for the treatment of an undisclosed neurodegenerative disease. The University researchers aim to conduct preclinical studies in multiple models to demonstrate the therapeutic reach of macimorelin on disease progression and disease-specific pathology.

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European licensing agreement with Consilient Health Ltd. for commercialization of macimorelin

On December 7, 2020, we announced that we entered into an exclusive licensing agreement with Consilient Health, Ltd. (“CH” or “Consilient Health”) for the commercialization in the European Union and the United Kingdom of macimorelin in any diagnostic application, including the diagnosis of patients with AGHD and, subject to receipt of regulatory approval, CGHD. Consilient Health is expected to negotiate reimbursement of macimorelin.

Amendment to Novo Nordisk License Agreement

On November 16, 2020, we entered into an amendment to the license Agreement with Novo pursuant to which Novo made an upfront payment to us of €5 million, which accelerated and replaced a U.S.$5 million regulatory approval milestone. In addition, we agreed that we will be solely responsible for the pivotal Study P02 in partnership with a contract research organization, agreed to adjust the percentage of Study P02 clinical trial costs that Novo is required to reimburse us from 70% to 100% of costs up to €9 million, and to reduce the royalty payment we receive on sales of macimorelin in the U.S. and Canada from 15% to 8.5% for annual net sales up to U.S.$40 million, and returns to 15% or more for annual net sales of macimorelin over U.S.$40 million. In addition, upon regulatory approval of macimorelin in the U.S. for the diagnosis of CGHD, if Novo determines not to commercialize macimorelin in Canada, we have the option to exclusively license rights to macimorelin in Canada to a third party.

Megapharm Distribution Agreement

On June 25, 2020, we announced that we entered into an exclusive distribution and related quality agreement with Megapharm Ltd. (“Megapharm”), a leading Israel-based biopharmaceutical company, for the commercialization in Israel and in the Palestinian Authority of macimorelin, to be used in the diagnosis of patients with AGHD and in clinical development for the diagnosis of CGHD.

Under the terms of the agreement, Megapharm will be responsible for obtaining registration to market macimorelin in Israel and the Palestinian Authority, while we will be responsible for manufacturing, product supply, quality assurance and control, regulatory support, and maintenance of the relevant intellectual property. The regulatory process for macimorelin in Israel is expected to commence in the first quarter of 2021.

Pediatric clinical trial for Macrilen™ (macimorelin)

On January 28, 2020, we announced the successful completion of patient recruitment for the first pediatric study of macimorelin as a growth hormone stimulation test for the evaluation of growth hormone deficiency (“GHD”)  in children. This study, AEZS-130-P01 (“Study P01”), was the first of two studies as agreed with the European Medicines Agency (“EMA”) in our PIP for macimorelin as a GHD diagnostic. Macimorelin, a ghrelin agonist, is an orally active small molecule that stimulates the secretion of growth hormone from the pituitary gland into the circulatory system. The goal of Study P01 was to establish a dose that can both be safely administered to pediatric patients and cause a clear rise in growth hormone concentration in subjects ultimately diagnosed as not having GHD. The recommended dose derived from Study P01 will be evaluated in the pivotal second study AEZS-130-P02 (“Study P02”) on diagnostic efficacy and safety. Study P01 was an international, multicenter study which was conducted in Hungary, Poland, Ukraine, Serbia, Belarus and Russia. Study P01 was an open label, group comparison, dose escalation trial designed to investigate the safety, tolerability, and pharmacokinetic/pharmacodynamic (“PK/PD”) of macimorelin acetate after ascending single oral doses of macimorelin at 0.25, 0.5, and 1.0 mg per kg body weight in pediatric patients from 2 to less than 18 years of age with suspected GHD. We enrolled a total of 24 pediatric patients across the three cohorts of the study. Per study protocol, all enrolled patients completed four study visits after successful completion of the screening period. At Visit 1 and Visit 3, a provocative GH stimulation test was conducted according to the study sites’ local practices. At Visit 2, the macimorelin test was performed: following the oral administration of the macimorelin solution, blood samples were taken at predefined times for PK/PD assessment. Visit 4 was a safety follow-up visit at study end.

The final study results from Study P01 were published in the second quarter of 2020 indicating positive safety and tolerability data for use of macimorelin in child-onset growth hormone  as well as PK/PD data observed in the range as expected from the adult studies. Thereafter, we plan to proceed with the pivotal Study P02 with an expected start date in the first quarter of 2021 and an expected completion date in July 2022, according to the PIP agreement with EMA. Study P02 is designed to investigate the diagnostic efficacy and safety of macimorelin acetate in a dose of 1.0 mg/kg body weight in pediatric patients from 2 years of age to 18 years of age with suspected growth hormone deficiency.

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On April 7, 2020, we announced the decision of the EMA to accept our modification request of our PIP as originally approved in March 2017, which covered the conduct of two pediatric studies and defined relevant key elements in the outline of these studies. We believe this EMA decision supports the development of one globally harmonized study protocol for test validation, specifically Study P02, which we expect to be accepted both in Europe and the U.S.

Financing Activities

During the period beginning on January 1, 2021 and ending on February 10, 2021, investors have exercised certain of our outstanding warrants to purchase 33,069,253 of our common shares for gross proceeds of approximately $19.0 million (such exercises, the “Warrant Exercises”).

On August 5, 2020, we closed a registered direct offering with several institutional investors in the United States for 12,427,876 Common Shares, at a purchase price of $0.56325 per Common Share, priced at-the-market under Nasdaq rules. Additionally, we issued to the investors unregistered warrants to purchase up to an aggregate of 9,320,907 Common Shares in a concurrent private placement. The warrants have an exercise price of $0.47 per Common Share, are exercisable immediately and will expire five and one-half years following the date of issuance. The gross proceeds from the offering totaled approximately $7.0 million, before deducting placement agent fees and offering expenses.

On July 7, 2020, we closed a public offering of 26,666,666 units at a price to the public of $0.45 per unit, for gross proceeds of $12 million, before deducting placement agent fees and other offering expenses payable by us, estimated at $1.4 million. Each unit contained one Common Share (or Common Share equivalent in lieu thereof) and one investor share purchase warrant to purchase one Common Share. In total, 26,666,666 Common Shares, 26,666,666 investor share purchase warrants with an exercise price of $0.45 per share expiring July 7, 2025 and 1,866,667 placement agent warrants with an exercise price of $0.5625 per share expiring July 1, 2025 were issued.

Nasdaq Letters

On July 27, 2020, we received a letter from the Listing Qualifications Staff of the Nasdaq (the “Staff”), notifying us that for the last 30 consecutive business days prior to the date of the letter, the closing bid price of our Common Shares was below $1.00 per share and, therefore, we did not meet the requirement for continued listing on Nasdaq as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted a grace period of 180 calendar days, through January 25, 2021, and on January 26, 2021, we were granted a subsequent 180 calendar day extension, through July 26, 2021, to evidence compliance with the Bid Price Rule. As of February 12, 2021, the closing bid price of our Common Shares was over $1.00 for 7 consecutive days. However, there is no guarantee that we will maintain a closing bid price of over $1.00 for the period required to regain compliance with the Bid Price Rule. To evidence compliance, we must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days on or before July 26, 2021. In the event we do not timely evidence compliance with the Bid Price Rule, we will face delisting. In that case, we would be entitled to request a hearing before the Nasdaq Hearings Panel, which request would stay any delisting action by the Staff pending completion of the hearing process. Nasdaq’s notice has no immediate effect on the listing of our Common Shares on Nasdaq and does not otherwise impact our listing on the Toronto Stock Exchange. We are considering the options available to us to evidence compliance with the Bid Price Rule prior to the expiration of the grace period.

In addition to the minimum bid price requirement, the continued listing rules of Nasdaq require us to meet at least one of the following listing standards: (i) stockholders’ equity of at least $2.5 million, (ii) market value of listed securities (calculated by multiplying the daily closing bid price of our securities by our total outstanding securities) of at least $35 million or (iii) net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least $500,000.

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On April 8, 2020, we received a letter from the Staff notifying us that, based upon the net loss for the fiscal year ended December 31, 2019, we no longer satisfied the minimum net income requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) and did not otherwise satisfy the alternative requirements of market value of listed securities or stockholders’ equity. We timely submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(3), and on June 3, 2020 the Staff granted us an extension of 180 days, through October 5, 2020, to evidence compliance with this requirement. On July 1, 2020, we priced an approximate $12 million public offering of our common shares and warrants, pursuant to which we ultimately raised approximately $10.5 million in net proceeds. As a result of the offering, on July 30, 2020, we received a letter from the Staff notifying us that the Staff determined that we comply with the stockholders’ equity component of the rules, subject to being delisted if in a future periodic report we fail to evidence compliance. There is no assurance that we will maintain compliance, and therefore there can be no assurance that our Common Shares will remain listed on Nasdaq.

Corporate Information

We were incorporated on September 12, 1990 under the Canada Business Corporations Act (the “CBCA”) and continue to be governed by the CBCA. Our registered address is located at 222 Bay St., Suite 3000, Toronto, Ontario, Canada M5K 1E7 c/o Norton Rose Fulbright Canada LLP. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, unless such document is specifically incorporated herein by reference. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We currently have three wholly owned direct and indirect subsidiaries, Aeterna Zentaris GmbH (“AEZS Germany”), based in Frankfurt am Main, Germany, Zentaris IVF GmbH, a direct wholly owned subsidiary of AEZS Germany, based in Frankfurt am Main, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office based in Summerville, South Carolina in the U.S.

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THE OFFERING

Issuer	Aeterna Zentaris Inc.

Securities offered by us pursuant to this prospectus supplement:	20,509,746 Common Shares, no par value, and associated Common Share purchase rights.

Offering Price:	$1.45 per share

Common Shares outstanding before this offering:	95,747,866 Common Shares(1)

Common Shares outstanding after this offering	116,257,612 Common Shares (or up to 119,334,073 Common Shares if the underwriter exercises its option to purchase additional shares in full) (1)

Use of proceeds:	We intend to use the net proceeds from the sale of our Common Shares under this prospectus supplement for general corporate purposes, which includes, among other purposes, the investigation of further therapeutic uses of Macrilen™ (macimorelin), the expansion of pipeline development activities, the further expansion of commercialization of macimorelin in available territories, the potential funding of a pediatric clinical trial in the E.U. and U.S. for macimorelin, if such trials exceed €9 million, and the investigation of further therapeutic uses of macimorelin. Please see the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement for a more detailed discussion.

Risk factors:	An investment in our Common Shares involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Dividend policy:	We have never declared or paid any cash dividends on our Common Shares. We do not anticipate paying any cash dividends in the foreseeable future.

Nasdaq Capital Market and TSX symbol:	AEZS

(1)	The number of Common Shares outstanding is based on 95,747,866 shares outstanding as February 10, 2021, which excludes:

	●	11,832,113 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.6787 per share;

	●	679,400 Common Shares issuable upon the exercise of outstanding stock options and deferred share units at a weighted average exercise price of $1.07 per share;

	●	9,989,238 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan; and

	●	246,619 Common Shares reserved for future issuance under our Second Amended and Restated Stock Option Plan.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 20-F and subsequent reports on Form 6-K furnished to the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our Common Shares.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We disavow and are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to Us and Our Business

Our Common Shares may be delisted from the Nasdaq or the TSX, which could affect their market price and liquidity. If our Common Shares were to be delisted, investors may have difficulty in disposing their Common Shares.

Our Common Shares are currently listed on both the Nasdaq and the TSX under the symbol “AEZS”. We must meet continuing listing requirements to maintain the listing of our Common Shares on the Nasdaq and the TSX. For continued listing, the Nasdaq requires, among other things, that listed securities maintain a minimum closing bid price of not less than $1.00 per share. On July 27, 2020, we received a letter from the Listing Qualifications Staff of the Nasdaq (the “Staff”), notifying us that for the last 30 consecutive business days prior to the date of the letter, the closing bid price of our Common Shares was below $1.00 per share and, therefore, we did not meet the requirement for continued listing on the Nasdaq as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted a grace period of 180 calendar days, through January 25, 2021, and on January 26, 2021, we were granted a subsequent 180 calendar extension, through July 26, 2021, to evidence compliance with the Bid Price Rule. To evidence compliance, we must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days on or before July 26, 2021. As of February 12, 2020, the closing bid price of our Common Shares was over $1.00 for 7 consecutive days. However, there is no guarantee that we will maintain a closing bid price of over $1.00 for the period required to regain compliance with the Bid Price Rule. In the event we do not timely evidence compliance with the Bid Price Rule, we will face delisting. In that case, we would be entitled to request a hearing before the Nasdaq Hearings Panel, which request would stay any delisting action by the Staff pending completion of the hearing process. Nasdaq’s notice has no immediate effect on the listing of our Common Shares on Nasdaq and does not otherwise impact our listing on the Toronto Stock Exchange. We are considering the options available to us to evidence compliance with the Bid Price Rule prior to the expiration of the grace period.

In addition to the minimum bid price requirement, the continued listing rules of the Nasdaq require us to meet at least one of the following listing standards: (i) stockholders’ equity of at least $2.5 million, (ii) market value of listed securities (calculated by multiplying the daily closing bid price of our securities by our total outstanding securities) of at least $35 million or (iii) net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least $500,000.

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On April 8, 2020, we received a letter from the Staff notifying us that, based upon the net loss for the fiscal year ended December 31, 2019, we no longer satisfied the minimum net income requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) and did not otherwise satisfy the alternative requirements of market value of listed securities or stockholders’ equity. We timely submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(3), and on June 3, 2020 the Staff granted us an extension of 180 days, through October 5, 2020, to evidence compliance with this requirement. On July 1, 2020, we priced an approximate $12 million public offering of our common shares and warrants, pursuant to which we ultimately raised approximately $10.5 million in net proceeds. As a result of the offering, on July 30, 2020, we received a letter from the Staff notifying us that the Staff determined that we comply with the stockholders’ equity component of the rules, subject to being delisted if in a future periodic report we fail to evidence compliance. There is no assurance that we will maintain compliance, and therefore there can be no assurance that our Common Shares will remain listed on the Nasdaq. If we fail to meet any of the Nasdaq’s or the TSX’s continued listing requirements, our Common Shares may be delisted. Any delisting of our Common Shares may adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly adversely affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Shares. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business opportunities. If our Common Shares are delisted by the Nasdaq or the TSX, the price of our Common Shares may decline, and a shareholder may find it more difficult to dispose, or obtain quotations as to the market value, of such shares. Moreover, if we are delisted, we could incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our Common Shares and the ability of our shareholders to sell our Common Shares in the secondary market.

It is possible that we may be a passive foreign investment company, which could result in adverse tax consequences to U.S. investors.

Adverse U.S. federal income tax rules apply to “U.S. Holders” (as defined in “Income Tax Considerations - Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus) who directly or indirectly hold stock of a passive foreign investment company (“PFIC”). We will be classified as a PFIC for U.S. federal income tax purposes for a taxable year if (i) at least 75% of our gross income is “passive income” or (ii) at least 50% of the average value of our assets, including goodwill (based on annual quarterly average), is attributable to assets which produce passive income or are held for the production of passive income.

The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC during our 2020 taxable year and will not likely be a PFIC during our 2021 taxable year. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year (including our 2021 taxable year).

If we are a PFIC for any taxable year during which a U.S. Holder holds Common Shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds such Common Shares, even if we ceased to meet the threshold requirements for PFIC status. Accordingly, no assurance can be given that we will not constitute a PFIC in the current (or any future) tax year or that the Internal Revenue Service (the “IRS”) will not challenge any determination made by us concerning our PFIC status. PFIC characterization could result in adverse U.S. federal income tax consequences to U.S. Holders. In particular, absent certain elections, a U.S. Holder would generally be subject to U.S. federal income tax at ordinary income tax rates, plus a possible interest charge, in respect of a gain derived from a disposition of our Common Shares, as well as certain distributions by us. If we are treated as a PFIC for any taxable year, a U.S. Holder may be able to make an election to “mark-to-market” Common Shares each taxable year and recognize ordinary income pursuant to such election based upon increases in the value of the Common Shares.

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In addition, U.S. Holders may mitigate the adverse tax consequences of the PFIC rules by making a “qualified electing fund” (“QEF”) election; however, there can be no assurance that we will satisfy the record keeping requirements applicable to a QEF or that we will provide the information regarding our income that would be necessary for a U.S. Holder to make a QEF election.

If the Company is a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (on IRS Form 8621 Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, which PFIC shareholders will be required to file with their U.S. federal income tax or information returns) relating to their ownership of Common Shares. This filing requirement is in addition to any pre-existing reporting requirements that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

For a more detailed discussion of the potential tax impact of us being a PFIC, please see “Income Tax Considerations - Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus. The PFIC rules are complex. U.S. Holders should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Our net operating losses may be limited for U.S. federal income tax purposes under Section 382 of the Internal Revenue Code.

If a corporation with net operating losses (“NOLs”) undergoes an “ownership change” within the meaning of Section 382 of the United States Internal Revenue Code of 1986, as amended (the “Code”), then such corporation’s use of such “pre-change” NOLs to offset income incurred following such ownership change may be limited. Such limitation also may apply to certain losses or deductions that are “built-in” (i.e., attributable to periods prior to the ownership change, but not yet taken into account for tax purposes) as of the date of the ownership change that are subsequently recognized. An ownership change generally occurs when there is either (i) a shift in ownership involving one or more “5% shareholders,” or (ii) an “equity structure shift” and, as a result, the percentage of stock of the corporation owned by one or more 5% shareholders (based on value) has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders during the “testing period” (generally the 3 years preceding the testing date). In general, if such change occurs, the corporation’s ability to utilize its net operating loss carry-forwards and certain other tax attributes would be subject to an annual limitation, as described below. The unused portion of any such net operating loss carry-forwards or tax attributes each year is carried forward, subject to the same limitation in future years. The impact of an ownership change on state NOL carryforwards may vary from state to state. Due to previous ownership changes, or if we undergo an ownership change in connection with or after this offering, our ability to use our NOLs could be limited by Section 382 of the Code. Future changes to our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code. Recent legislation added several limitations to the ability to claim deductions for NOLs in future years, particularly for tax years beginning after December 31, 2020, including a deduction limit equal to 80% of taxable income and a restriction on NOL carryback deductions. For these reasons, we may not be able to use a material portion of the NOLs, even if we attain profitability.

Prevention of Transactions Involving a Change of Control of the Company

Effective May 8, 2019, the shareholders re-approved our Rights Plan (as defined herein) that provides the Board of Directors and the Company’s shareholders with additional time to assess any unsolicited take-over bid for the Company and, where appropriate, to pursue other alternatives for maximizing shareholder value. Under the Rights Plan, one right has been issued for each currently issued Common Share, and one right will be issued with each additional Common Share that may be issued from time to time. The Rights Plan may have a significant anti-takeover effect. The Rights Plan has the potential to significantly dilute the ownership interests of an acquiror of our shares, and therefore may have the effect of delaying, deterring or preventing a change in control of the Company.

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Risks Relating to This Offering

The trading price of our Common Shares has recently increased significantly to a level that we do not believe is consistent with any recent change in our financial condition or results of operations. If the trading price of our Common Shares decreases rapidly, investors purchasing our Common Shares in this offering could lose a significant portion of their investment.

The trading price of our Common Shares has recently spiked significantly. On February 2, 2021, the last reported sale price of our Common Shares on the Nasdaq was $1.00 per share; on February 8, 2021, the last reported sale price of our Common Shares on the Nasdaq was $3.34 per share; and on February 12, 2021, the last reported sale price of our Common Shares on the Nasdaq was $1.90 per share. We do not know why the trading price of our Common Shares has spiked significantly, we believe, however, that the sharp spike in the trading price of our Common Shares is the result of a number of factors outside our control. There has been no recent change in our financial condition or results of operations that is consistent with the increase in the trading price of our Common Shares. The recent spike in the trading price of our Common Shares may not be sustained. In the event of a rapid decrease in the trading price of our Common Shares, investors purchasing our Common Shares in this offering could lose a significant portion of their investment.

Sales of our Common Shares by shareholders may have an adverse effect on the then prevailing market price of our Common Shares.

Sales of a substantial number of our Common Shares in the public market following this offering could cause the market price of our Common Shares to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Shares or other equity or equity-related securities would have on the market price of our Common Shares.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of Common Shares by us in this offering for general corporate purposes, which may include, among other purposes, the investigation of further therapeutic uses of macimorelin, the expansion of pipeline development activities, the further expansion of commercialization of macimorelin in available territories, and the potential funding of a pediatric clinical trial in the E.U. and U.S. for macimorelin, if such trials exceed €9 million. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Shares. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Share.

Because the offering price for the Common Shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding Common Share, purchasers of Common Shares in this offering will experience immediate and substantial dilution on the book value basis. Based on the offering price of $1.45 per share and our pro forma as adjusted net tangible book value as of September 30, 2020, of $0.27 per share, if you purchase Common Shares in this offering you will suffer immediate and substantial dilution of approximately $1.00 per share. If the holders of outstanding options, warrants, or other securities convertible into our Common Shares exercise those options, warrants, or other such securities at prices below the offering price, you will incur further dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Shares or other securities, which may negatively affect the market price of our Common Shares.

To operate our business, we may need to raise additional capital through sales of our Common Shares, securities exercisable for or convertible into our Common Shares or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Shares. Future sales of such securities or our Common Shares could adversely affect the prevailing market price of our Common Shares and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Shares so any returns will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividends on our Common Shares. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Shares will appreciate in value or maintain the price at which you purchased them.

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USE OF PROCEEDS

We estimate that the net proceeds from our sale of Common Shares in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $26.9 million (or approximately $31.0 million if the underwriter exercises its option to purchase additional Common Shares in full).

Except as otherwise provided in any free writing prospectus that we may authorize to be provided to you, we will retain broad discretion over the use of the net proceeds from the sale of the Common Shares offered by this prospectus supplement, and we may not use these proceeds in a manner desired by our shareholders. Unless otherwise specified in this prospectus supplement, the accompanying prospectus or any related free writing prospectus, we currently expect to use the net proceeds of our sale of Common Shares for general corporate purposes, which includes, among other purposes, the investigation of further therapeutic uses of macimorelin, the expansion of pipeline development activities, the further expansion of commercialization of macimorelin in available territories, and the potential funding of a pediatric clinical trial in the E.U. and U.S. for macimorelin, if such trials exceed €9 million.

We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. All expenses relating to an offering of Common Shares and any compensation paid to the Placement Agent, dealers or agents, as the case may be, will be paid out of our general funds or from the proceeds of any offering under this prospectus supplement or the accompanying prospectus. The use of proceeds will be specified in this prospectus supplement relating to a particular offering of Common Shares, as required by applicable securities legislation.

DIVIDEND POLICY

We have never declared nor paid dividends on our securities. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our securities is subject to the discretion of our Board of Directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

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DILUTION

If you invest in our Common Shares, your interest will be diluted immediately to the extent of the difference between the offering price per share and the as-adjusted net tangible book value per Common Share after this offering.

The net tangible book value of our Common Shares as of September 30, 2020 was approximately $6.7 million, or approximately $0.11 per Common Share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Common Shares outstanding as of September 30, 2020.

After giving effect to the Warrant Exercises, our pro forma net tangible book value as of September 30, 2020 would have been approximately $25.7 million, or approximately $0.27 per Common Share, an increase of approximately $0.16 per Common Share.

After giving effect to the sale by us in this offering of 20,509,746 Common Shares at a price per share of $1.45 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $52.6 million, or approximately $0.45 per Common Share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.18 per Common Share to our existing security holders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $1.00 per Common Share to purchasers of Common Shares in this offering, as illustrated by the following table:

Offering price per Common Share		$1.45
Consolidated net tangible book value per Common Share as of September 30, 2020	$0.11
Pro forma increase in net tangible book value per share attributable to the Warrant Exercises	$0.16
As adjusted consolidated net tangible book value per Common Share as of September 30, 2020	$0.27
Increase in as adjusted consolidated net tangible book value per Common Share attributable to the offering	$0.18
Dilution per Common Share to new investors participating in this offering		$1.00

If the underwriter exercises in full its option to purchase 3,076,461 additional Common Shares, the pro forma as adjusted net tangible book value per share after this offering would be $0.48 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing common shares in this offering would be $0.97 per share.

The figures above are based on 95,747,866 shares outstanding as of September 30, 2020 on a pro forma basis after giving effect to the Warrant Exercises, and excludes as of such date:

●	499,410 Common Shares issuable upon the exercise of outstanding options and deferred share units at a weighted average exercise price of $1.34 per share;

●	6,399,333 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan; and

●	246,619 Common Shares reserved for future issuance under our Second Amended and Restated Stock Option Plan.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

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UNDERWRITING

Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC (“Wainwright” or the “underwriter”), we have agreed to issue and sell, and the underwriter has agreed to purchase, the number of Common Shares listed opposite its name below, less the underwriting discount, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC	20,509,746

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the Common Shares sold under the underwriting agreement if any of these Common Shares are purchased, other than those shares covered by the underwriter’s option to purchase additional Common Shares described below. The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The underwriter may offer the Common Shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling Common Shares to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of Common Shares for whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriter an option to purchase up to an additional 3,076,461 Common Shares (up to 15% of the Common Shares in this offering) at the public offering price, less the underwriting discounts and commissions. The option is exercisable for 30 days from the closing date of this offering.

Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.06525 per share.

For the 12-month period following the consummation of this offering, the underwriter (or any affiliate designated by the underwriter) shall have a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for any future public offering (including any at-the-market facility), private placement or any other capital-raising financing of equity, or equity-linked securities of the Company, in each case for capital raising purposes, using an underwriter or placement agent during such 12-month period.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

Per Share	Total Without Option	Total with Option
Public offering price	$29,739,131.70	$34,200,000.15
Underwriting discounts and commissions payable by us	$2,156,087.05	$2,479,500.01
Proceeds, before expenses, to us	$27,583,044.65	$31,720,500.14

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We have also agreed to pay the underwriter a management fee equal to 1% of the aggregate gross proceeds in this offering.

We have agreed to reimburse the expenses of the underwriter in the non-accountable sum of $50,000 in connection with this offering, reimburse the expenses of the underwriter, including its legal fees, up to $100,000 in connection with this offering, and up to $15,950 for the clearing expenses of the underwriter in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $375,000.

Underwriter Warrants

We have also agreed to issue to the underwriter or its designees, at the closing of this offering, warrants to purchase a number of our Common Shares equal to an aggregate of 7.0% of the Common Shares sold in this offering (or warrants to purchase up to 1,435,682 of our Common Shares). The underwriter warrants will have an exercise price equal to $1.8125 per share, which is 125% of the public offering price of the Common Shares sold in this offering. The underwriter warrants will be exercisable for a term of five years commencing on the first closing date of this offering and will otherwise be in customary form.

Tail Financing Payments

In the event that any investors that participate in this offering or were introduced to this offering by the underwriter provides any capital to us in a public or private offering or capital-raising transaction within the 12 months following the expiration of termination of the engagement of the underwriter to the extent that an offering pursuant to which the underwriter received the compensation described above was not previously consummated, we shall pay the underwriter the cash compensation and warrants provided above, calculated in the same manner provided above.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services. Wainwright acted as our exclusive placement agent for our August 2020 registered direct offering and received cash compensation of approximately $577,500, warrants to purchase up to 9,320,907 Common Shares at an exercise price of $0.7040625 per share, and a 12-month right of first refusal in connection therewith. Wainwright served as our exclusive placement agent for the registered direct offering of 3,478,261 common shares, at a purchase price of $1.29 per share, and the concurrent private placement of warrants to purchase up to an aggregate of 2,608,696 common shares, which closed on February 21, 2020, for which it received an aggregate of $371,250 in fees and reimbursement of certain expenses. As part of Wainwright’s compensation in connection with such registered direct offering and the concurrent private placement of warrants, we also issued on February 21, 2020, 243,478 warrants to Wainwright’s designees with an exercise price of $1.61719 per Common Share. Wainwright also served as our exclusive placement agent for a July 2020 public offering, for which it received $1,077,900 in fees and reimbursement of certain expenses and its designees received warrants to purchase an aggregate of 1,866,667 Common Shares with an exercise price of $0.5625 per Common Share. Wainwright also served as our sales agent for an at-the-market offering pursuant to a sales agreement dated April 27, 2017.

Lock-up Agreement

We have agreed with Wainwright to be subject to a lock-up period of 30 days following the date of closing of the offering pursuant to this prospectus supplement and the accompanying base prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or their equivalents, subject to certain exceptions. We have also agreed for a period of one year following the closing date of the offering not to effect or enter into an agreement to effect any issuance by the Company of Common Shares or common share equivalents (or a combination of units thereof) involving a variable rate transaction, subject to an exception other than an at-the market offering program with the underwriter following the expiration of the 30-day period set forth above. The underwriter may waive the terms of this lock-up agreement and prohibition in its sole discretion and without notice.

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Transfer Agent

The transfer agent and registrar for our Common Shares is Computershare Trust Company of Canada, 1500 University Street, 7th Floor, Montreal, Quebec, H3A 358.

Listing

Our common shares are listed on Nasdaq Capital Market and on the TSX under the symbol “AEZS”.

Indemnification

We have agreed to indemnify Wainwright and specified other persons against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common shares.

Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of common shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result, the price of our Common Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Shares. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Canadian Securities Matters

The common shares are being distributed pursuant to a prospectus exemption under applicable Canadian securities laws on the basis that the common shares are being distributed outside Canada. The underwriter has agreed not to engage in any solicitation or sale of common shares to a person or company who is a resident of Canada or a person or company in Canada.

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INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR INVESTOR. CONSEQUENTLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR ADVICE AS TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Material U.S., Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences applicable to the purchase, ownership and disposition of Common Shares being offered by this prospectus supplement and the accompanying prospectus by a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential U.S. federal income tax effects.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), final temporary and proposed U.S. Treasury regulations promulgated thereunder (the “Regulations”), IRS rulings and judicial decisions in effect on the date of this prospectus supplement. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax or the Medicare contribution tax on net investment income under the Code) or to holders that may be subject to special rules under U.S. federal income tax law, including, without limitation:

●	dealers in stocks, securities or currencies;

●	securities traders that use a mark-to-market accounting method;

●	banks, underwriters and financial institutions;

●	insurance companies;

●	regulated investment companies;

●	passive foreign investment companies;

●	real estate investment trusts;

●	tax-exempt organizations;

●	retirement plans, individual plans, individual retirement accounts and tax-deferred accounts;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and their partners or members;

●	persons holding Common Shares as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;

●	persons who or that are, or may become, subject to the expatriation provisions of the Code;

●	persons whose functional currency is not the U.S. dollar; and

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●	direct, indirect or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock or 10% or more of the total value of shares of all classes of our stock.

This summary also does not discuss any aspect of state, local or foreign law, or estate or gift tax law as applicable to U.S. Holders. In addition, this discussion is limited to U.S. Holders purchasing Common Shares pursuant to this prospectus supplement and that will hold such Common Shares as capital assets. For purposes of this summary, “U.S. Holder” means a beneficial holder of Common Shares who or that for U.S. federal income tax purposes is:

●	an individual citizen or resident alien of the U.S.;

●	a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such partner. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of Common Shares.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Tax Consequences if we are a Passive Foreign Investment Company

A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income is “passive income” (the “income test”) or (ii) at least 50% of the average quarterly value of its assets is attributable to assets which produce passive income or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. For purposes of the asset test, the value of the Company’s assets is expected to be based, in part, on the quarterly average of the fair market value of such assets. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the income and asset tests as (i) owning its proportionate share of the assets of the other corporation and as (ii) receiving directly its proportionate share of the other corporation’s income.

The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC during our 2020 taxable year and will not likely be a PFIC during our 2021 taxable year. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year (including our 2021 taxable year). Prospective investors should consult their tax advisors regarding the Company’s PFIC status.

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If the Company is classified as a PFIC for any taxable year during which a U.S. Holder owns Common Shares, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), will generally be subject to adverse rules (regardless of whether the Company continues to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on the Common Shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Common Shares) and (ii) any gain realized on the sale or other disposition of the Common Shares.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest,” which is not deductible.

U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to the Common Shares, provided that the Common Shares are “marketable.” The Common Shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, the Common Shares generally will be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Common Shares are currently listed on the Nasdaq, which constitutes a qualified exchange; however, there can be no assurance that the Common Shares will be treated as regularly traded for purposes of the mark-to-market election on a qualified exchange. If the Common Shares were not regularly traded on the Nasdaq or were delisted from the Nasdaq and were not traded on another qualified exchange for the requisite time period described above, the mark-to-market election would not be available.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s Common Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Common Shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of the Common Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Common Shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns Common Shares, but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless the Common Shares cease to be marketable, in which case the election is automatically terminated.

If the Company is classified as a PFIC, a U.S. Holder of Common Shares will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the Company that is also classified as a PFIC. Prospective investors should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. We will endeavor to satisfy the record keeping requirements that apply to a QEF and to supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules. There can be no assurance, however, that we will satisfy the record keeping requirements or provide the information required to be reported by U.S. Holders.

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A U.S. Holder that makes a timely and effective QEF election for the first tax year in which its holding period of its Common Shares begins generally will not be subject to the adverse PFIC consequences described above with respect to its Common Shares. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, “net capital gain” is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and “ordinary earnings” are the excess of (A) “earnings and profits” over (B) net capital gain.

A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC.

If the Company is classified as a PFIC and then ceases to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s Common Shares on the last day of the taxable year of the Company during which it was a PFIC. A U.S. Holder that made a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of Common Shares in the Company. Any gain recognized, however, as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

If the Company is a PFIC in any year with respect to a U.S. Holder, the U.S. Holder will be required to file an annual information return on IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, regarding distributions received on Common Shares and any gain realized on the disposition of Common Shares.

In addition, if the Company is a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of Common Shares.

Prospective investors should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Taxation of Distributions

Subject to the PFIC rules discussed above, any distributions paid by us out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and generally will not be eligible for the dividends received deduction generally allowed to corporations.

Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Common Shares and, thereafter, as capital gain. We do not, however, intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that any distribution from us generally will be treated for U.S. federal income tax purposes as a dividend. Prospective investors should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from us.

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Dividends paid to non-corporate U.S. Holders by us in a taxable year in which we are treated as a PFIC, or in the immediately following taxable year, will not be eligible for the special reduced rates normally applicable to long-term capital gains. In all other taxable years, dividends paid by us should be taxable to a non-corporate U.S. Holder at the special reduced rates normally applicable to long-term capital gains, provided that certain conditions are satisfied (including a minimum holding period requirement). We believe we were not a PFIC for the 2020 taxable year. However, no assurance can be provided that we will not be classified as a PFIC for 2021 and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in 2021 or 2022 (if any). Please see the subsection above entitled “Material U.S. Federal Income Tax Considerations — “Tax Consequences if we are a Passive Foreign Investment Company” for a more detailed discussion.

Under current law, payments of dividends by us to non-Canadian investors are generally subject to a 25% Canadian withholding tax. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the “Convention”) is reduced to a maximum of 15%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from the Company with respect to the payment.

Subject to certain limitations, a U.S. Holder will generally be entitled, at the election of the U.S. Holder, to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Canadian income taxes withheld by us. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. For purposes of the foreign tax credit limitation, dividends paid by us generally will constitute foreign source income in the “passive category income” basket rather than the “general category income” basket). A U.S. Holder will be denied a foreign tax credit with respect to a Canadian income tax withheld from dividends received with respect to our Common Shares to the extent the U.S. Holders has not held the Common Shares for at least 16 days of the 30-day period beginning on the date which is 15 days before the ex-dividend date or to the extent the U.S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on our Common Shares are not counted toward meeting the 16-day holding period required by the statute The foreign tax credit rules are complex and prospective investors should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

Dividends paid in Canadian dollars will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date the U.S. Holder (actually or constructively) receives the dividend, regardless of whether such Canadian dollars are actually converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Gain or loss, if any, realized on a sale or other disposition of the Canadian dollars will generally be U.S. source ordinary income or loss to a U.S. Holder.

We generally do not pay any dividends and do not anticipate paying any dividends in the foreseeable future.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Common Shares.

This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Common Shares exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

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Information Reporting and Backup Withholding

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in securities it owns and adjustments to that tax basis and whether any gain or loss with respect to such securities is long term or short term also may be required to be reported to the IRS.

In addition, Section 6038D of the Code generally requires certain individuals who are U.S. Holders (and possibly certain entities that have U.S. Holder owners) to file IRS Form 8938, Statement of Specified Foreign Financial Assets, to report the ownership of specified foreign financial assets if the total value of those assets exceeds an applicable threshold amount (subject to certain exceptions). For these purposes, a specified foreign financial asset includes not only a financial account (as defined for these purposes) maintained by a foreign financial institution, but also any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity, provided that the asset is not held in an account maintained by a financial institution. The minimum applicable threshold amount is generally U.S. $50,000 in the aggregate, but this threshold amount varies depending on whether the individual lives in the U.S., is married, files a joint income tax return with his or her spouse, and on certain other factors. Certain domestic entities that are U.S. Holders may also be required to file IRS Form 8938, Statement of Specified Foreign Financial Assets, if both (i) such entities are owned at least 80% by an individual who is a U.S. citizen or U.S. tax resident (or in some cases, by a nonresident alien who meets certain criteria) or are trusts with beneficiaries that are such individuals and (ii) more than 50% of their income consists of certain passive income or more than 50% of their assets is held for the production of such income. U.S. Holders are urged to consult with their tax advisors regarding their reporting obligations, including the requirement to file IRS Form 8938, Statement of Specified Foreign Financial Assets.

U.S. Holders who transfer more than $100,000 to us in a 12-month period (and/or who become owners of 10% or more of our securities) will be required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and U.S. Holders who become holder of more than 10% of our securities may also have to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, in each case reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with these filing requirements. U.S. Holders should consult their own tax advisors about the need to file either of these forms. See also the discussion, above, regarding IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

Backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

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Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Canadian Federal Income Tax Considerations for U.S. Shareholders

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of Common Shares acquired pursuant to this prospectus supplement by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with, and is not affiliated with, the Company, (iii) beneficially owns securities as capital property, (iv) does not use or hold the securities in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada and (v) is not an insurer that carries on an insurance business in Canada and elsewhere or “authorized foreign bank” within the meaning of the Tax Act (a “Non-resident Holder”). Securities will generally be considered to be capital property to a holder unless such securities are held in the course of carrying on a business of buying or selling securities, or an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) and the Company’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act and the Regulations publicly released by the Minister of Finance (Canada) (“Tax Proposals”) prior to the date hereof, and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the federal income tax consequences to any particular Non-resident Holder or prospective Non-resident Holder is made. The tax consequences to a Non-resident Holder will depend on the holder’s particular circumstances. Accordingly, Non-resident Holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

For purposes of the Tax Act, all amounts, including dividends, adjusted cost base and proceeds of disposition, must generally be determined in Canadian dollars using the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).

Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on our Common Shares to a Non-resident Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of such dividends unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder. For example, under the Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a Non-resident Holder who is a resident of the United States for purposes of the Convention, is fully entitled to the benefits of the Convention, and beneficially owns such dividends is generally 15% unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

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Dispositions

A Non-resident Holder will generally not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares, unless the Common Shares constitute “taxable Canadian property” to the Non-resident Holder at the time of disposition. Generally, Common Shares will not constitute taxable Canadian property to a Non-resident Holder provided Common Shares are listed on a designated stock exchange (which currently includes the Nasdaq and the TSX) at the time of the disposition, unless (1) at any time during the 60-month period immediately preceding the disposition, (a) one or any combination of (A) the Non-resident Holder, (B) persons with whom the Non-resident Holder did not deal at arm’s length and (C) partnerships in which the Non-resident Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any series or class of our capital stock and (b) more than 50% of the fair market value of Common Shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in property described in (i) to (iii), whether or not the property exists, or (2) Common Shares are otherwise deemed to be taxable Canadian property to the Non-resident Holder.

In certain circumstances, a Non-resident Holder may be exempt from tax under the Tax Act on such capital gains if they are entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder. For example, if the Common Shares constitute taxable Canadian property to a particular Non-resident Holder who is a resident of the United States for purposes of the Convention and is fully entitled to all of the benefits of the Convention, any capital gain arising on the disposition of Common Shares by such Non-Resident Holder may be exempt from Canadian tax under the Convention if, at the time of disposition, the Common Shares do not derive their value principally from real property situated in Canada as defined in the Convention.

Provided that the Common Shares are listed at the time of their disposition on the Nasdaq, the TSX or another “recognized stock exchange” (as defined in the Tax Act), a Non-resident Holder who disposes of the Common Shares that are taxable Canadian property will not be required to apply for and obtain a certificate of compliance under section 116 of the Tax Act. An exemption from such obligations may also be available in respect of such a disposition if the Common Shares are “treaty-protected property” (as defined in the Tax Act) of the disposing Non-resident Holder.

LEGAL MATTERS

Certain legal matters relating to the offering of Common Shares under this prospectus supplement will be passed upon for us by Norton Rose Fulbright Canada LLP with respect to matters of Canadian law and by Lowenstein Sandler LLP with respect to matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Haynes and Boone, LLP with respect to U.S. law.

EXPERTS

The consolidated financial statements incorporated into this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 20-F for the financial year ended December 31, 2019 (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements included therewith), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.zentaris.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.

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This prospectus supplement and the accompany prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with or furnished to the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with or furnish to the SEC and the Canadian securities regulatory authorities will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020, as amended by Form 20-F/A filed on June 18, 2020;

●	a Form 8-A12B/A filed with the SEC on May 5, 2019 to amend our previously filed Form 8-A12B filed on April 14, 2017;

●	the Reports on Form 6-K furnished to the SEC on January 8, 2020, January 27, 2020, January 28, 2020, February 21, 2020 (two such Reports on such date), March 31, 2020 (excluding exhibit 99.3 thereto), April 6, 2020, April 7, 2020, May 6, 2020, as amended by Report on Form 6-K/A furnished to the SEC on May 11, 2020 (excluding exhibits 99.3 and 99.4 thereto), June 25, 2020, July 6, 2020, July 29, 2020, July 30, 2020, July 31, 2020, August 4, 2020, August 5, 2020, August 6, 2020, October 7, 2020, November 5, 2020, November 16, 2020, December 7, 2020, January 26, 2021, January 28, 2021 and February 2, 2021.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement, but before the termination of the offering by this prospectus supplement.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference into this prospectus supplement or the accompanying prospectus, but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, by writing or telephoning us at:

Aeterna Zentaris Inc.
Attention: Investor Relations
315 Sigma Drive,
Summerville, South Carolina
USA, 29486
Tel. (843) 900-3223

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PROSPECTUS

US$45,000,000

Common Shares
Common Share Purchase Rights
Preferred Shares
Warrants
Units

Aeterna Zentaris Inc. (“Aeterna Zentaris”, “we”, “us” or the “Company”) may from time to time during the period that this prospectus (the “Prospectus”), including any amendments hereto, remains valid, offer, sell, and issue under this Prospectus, together or separately, in one or more offerings, any combination of the securities listed above (the “Securities”). The maximum aggregate initial public offering price of the Securities offered through this Prospectus is US$45,000,000.

This Prospectus describes the general terms that may apply to the Securities offered. The specific terms of any offering of Securities will be set out in the applicable supplement to this Prospectus (each, a “Prospectus Supplement”), including, where applicable, the type and number of Securities offered, the manner of determination of the public offering price, the currency in which the Securities will be issued and any other specific terms applicable thereto.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in the Securities involves a high degree of risk. Before making any decision to invest in our Securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 2 of this Prospectus, as well as those risk factors contained or incorporated by reference into this Prospectus and in the applicable prospectus supplements.

Our common shares (“Common Shares”) are listed on both the Nasdaq Capital Market (“Nasdaq”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AEZS”. On July 30, 2019, the last reported sales price of our Common Shares on Nasdaq was $2.51 per share and on TSX was C$3.31 per share. None of the other Securities that we may offer through this Prospectus are currently traded on any securities exchange.

We may offer and sell the Securities on a continuous or delayed basis, through agents, dealers, or underwriters, or directly to purchasers in the U.S. without the involvement of agents, underwriters or dealers. We may also sell the securities directly to institutional investors or others in the U.S. who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The applicable Prospectus Supplement will set out the names of any agents, dealers, or underwriters, or any such direct institutional investors in or purchasers of our Securities involved in the sale or re-sale of our Securities and the plan of distribution for such Securities, including the manner of determination of the public offering price and the compensation of any such agents and/or such other amounts payable to any direct institutional investors in and purchasers of our Securities. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. See “Plan of Distribution”. The Securities offered by this Prospectus have not been qualified in Canada and may not be offered or sold in Canada except pursuant to a Canadian prospectus or prospectus exemption.

The aggregate market value of our Common Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $42,072,103 which was calculated based on 16,629,290 of our Common Shares outstanding and held by non-affiliates as of the date of this Prospectus and a price of $2.53 per share, the closing price of our Common Shares on Nasdaq on July 22, 2019. We have not sold any Securities of the types listed above pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes the date of this Prospectus.

The date of this Prospectus is August 15, 2019

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the Securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $45,000,000.

This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable Prospectus Supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this Prospectus or in the documents that we have incorporated by reference. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. If there is any inconsistency between the information in this Prospectus and the applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement. Before investing in our Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information.”

The financial statements included in or incorporated by reference into this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards, and thus may not be comparable to financial statements of United States (“U.S.”) companies.

You should rely only on the information provided or incorporated by reference in this Prospectus, any free writing prospectus and any Prospectus Supplement, if applicable. We have not authorized anyone to provide you with different information. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Securities.

Unless otherwise stated, currency amounts in this Prospectus are stated in United States dollars, or “$” or “US$”.

In this Prospectus and in any Prospectus Supplement, unless otherwise indicated, references to “we”, “us”, “our”, “Aeterna Zentaris” or the “Company” are to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless it is clear that such terms refer only to Aeterna Zentaris Inc. excluding its subsidiaries.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Prospectus, the accompanying Prospectus Supplement and the documents incorporated herein by reference contain forward-looking statements made pursuant to the safe-harbor provision of the U.S. Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. Forward-looking statements may include, but are not limited to statements preceded by, followed by, or that include the words “will,” “expects,” “believes,” “intends,” “would,” “could,” “may,” “anticipates,” and similar terms that relate to future events, performance, or our results. Forward-looking statements involve known risks and uncertainties, including those discussed in the Annual Report on Form 20-F, under the caption “Key Information - Risk Factors” filed with the relevant Canadian securities regulatory authorities in lieu of an annual information form and with the SEC. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include but are not limited to:

●	our now heavy dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully launch the product;

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●	the ability of Aeterna Zentaris to enter into out-licensing, development, manufacturing and marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;

●	reliance on third parties for the manufacturing and commercialization of our product candidates;

●	potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration, and, more generally, uncertainties related to the regulatory process;

●	the ability of the Company to efficiently commercialize or out-license Macrilen™ (macimorelin);

●	the degree of market acceptance of Macrilen™ (macimorelin);

●	our ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our products;

●	the effect on the Company’s operations, cash flow and financial position because of the impact of the securities class action litigation;

●	any evaluation of potential strategic alternatives to maximize potential future growth and stakeholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;

●	our ability to take advantage of business opportunities in the pharmaceutical industry;

●	our ability to protect our intellectual property;

●	the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

More detailed information about these and other factors is included under “Risk Factors” in this Prospectus, the accompanying Prospectus Supplement and in other documents incorporated herein by reference. Investors should consult the Company’s quarterly and annual filings with the Canadian and U.S. securities commissions for additional information on risks and uncertainties. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. The Company disavows and is under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law.

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the applicable Prospectus Supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and subsequent consolidated financial statements and corresponding management’s discussion and analysis filed with the Canadian securities regulatory authorities and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any Prospectus Supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

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OUR BUSINESS

Overview. We are a specialty biopharmaceutical company engaged in commercializing novel pharmaceutical therapies, principally through out-licensing arrangements. We are a party to a license and assignment agreement with Novo Nordisk A/S (“Novo”) to carry out development, manufacturing, registration, regulatory and supply chain for the commercialization of Macrilen™ (macimorelin), which is to be used in the diagnosis of patients with adult growth hormone deficiency (“AGHD”), in the United States and Canada (the “License and Assignment Agreement”). In addition, we are actively pursuing business development opportunities for macimorelin in the rest of the world and to monetize the value of our non-strategic assets.

Our Strategy. Our primary business strategy is to finalize the development, manufacturing, registration and commercialization of Macrilen™ (macimorelin) through the License and Assignment Agreement in the United States and Canada. We continue to explore various alternatives to monetize our rights to Macrilen™ (macimorelin) in other countries around the globe, including whether to find other license partners in these jurisdictions. Our vision is to become a growth-oriented specialty biopharmaceutical company.

Drug Development.

Macrilen™ (macimorelin)

Macrilen™ (macimorelin) is a novel orally available peptidomimetic ghrelin receptor agonist that stimulates the secretion of growth hormone by binding to the ghrelin receptor (GHSR-1a) and that has potential uses in both endocrinology and oncology indications. Macrilen™ (macimorelin) was granted orphan-drug designation by the U.S. Food and Drug Administration (the “FDA”) for use in evaluating growth hormone deficiency (“GHD”).

Competitors for Macrilen™ (macimorelin) as a product for the evaluation of AGHD are principally the diagnostic tests currently performed by endocrinologists, although none of these tests are approved by the FDA for this purpose. The most commonly used diagnostic tests for GHD are:

●	Measurement of blood levels of Insulin Growth Factor (“IGF”)-1, which is typically used as the first test when GHD is suspected. However, this test is not used to definitively diagnose GHD because many growth hormone deficient patients show normal IGF-1 levels.

●	The Insulin Tolerance Test (“ITT”), which has historically been considered the gold standard for the evaluation of AGHD because of its high sensitivity and specificity. However, the ITT is inconvenient to both patients and physicians, administered intravenously (IV), and contra-indicated in certain patients, such as patients with coronary heart disease or seizure disorder, because it requires the patient to experience hypoglycemia to obtain an accurate result. Some physicians will not induce full hypoglycemia, intentionally compromising accuracy to increase safety and comfort for the patient. Furthermore, administration of the ITT includes additional costs associated with the patient being closely monitored by a physician for the two- to four-hour duration of the test and the test must be administered in a setting where emergency equipment is available and where the patient may be quickly hospitalized. The ITT is not used for patients with co-morbidities, such as cardiovascular disease, seizure disorder or a history of brain cancer or for patients who are elderly and frail, due to safety concerns.

●	The Glucagon Stimulation Test (“GST”) is considered relatively safe by endocrinologists. The mechanism of action for this test is unclear. Also, this test takes up to three to four hours. It produces side effects in up to one-third of the patients with the most common being nausea during and after the test. This test is administered intramuscularly (IM).

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●	The GHRH + ARG test (growth hormone releasing hormone-arginine stimulation) which is an easier test to perform in an office setting and has a good safety profile but is considered to be costly to administer compared to the ITT and the GST. GHRH + ARG is approved in the EU and has been proposed to be the best alternative to ITT, but GHRH is no longer available in the United States. This test is administered intravenously (IV).

Oral administration of Macrilen™ (macimorelin) offers convenience and simplicity over the current GHD tests used, all of which require either intravenous or intramuscular administration. Additionally, Macrilen™ (macimorelin) may demonstrate a more favorable safety profile than existing diagnostic tests, some of which may be inappropriate for certain patient populations, e.g. diabetes mellitus or coronary heart disease, and have demonstrated a variety of side effects, which Macrilen™ (macimorelin) has not thus far. These factors may be limiting the use of GHD testing and may potentially enable Macrilen™ (macimorelin) to become the product of choice in evaluating AGHD. We believe that Macrilen™ (macimorelin) is likely to displace the ITT as the preferred means by endocrinologists of evaluating AGHD for the following reasons:

●	it is safer and more convenient than the ITT because it does not require the patient to become hypoglycemic;

●	Macrilen™ (macimorelin) is administered orally, while the ITT requires an intravenous injection of insulin;

●	Macrilen™ (macimorelin) is a more robust test than the ITT leading to evaluable test results;

●	Macrilen™ (macimorelin) results are highly reproducible;

●	the evaluation of AGHD using Macrilen™ (macimorelin) is less time-consuming and labor-intensive than the ITT; and

●	the evaluation can be conducted in the physician’s office rather than in a hospital-like setting.

We believe that approximately 15,000 AGHD tests will be conducted annually, in the U.S., after full market introduction of Macrilen™ (macimorelin). In addition, based on published information from the U.S. Centers for Disease Control and Prevention, different scientific publications and Huron and Navigant Research, we estimate that the total potential U.S. market for AGHD evaluation is approximately 65,000 tests per year, including the evaluation of patients who have suffered traumatic brain injury (“TBI”). In patients with TBI, GHD is frequent and may contribute to cognitive sequelae and reduction in quality of life. GHD may develop in approximately 28% of TBI victims according to a recent 5 year prospective study.

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Development History

The following is a summary of the history of our development of Macrilen™ (macimorelin):

2004 - 2014

●	We out-licensed the development compound macimorelin acetate to Ardana Bioscience in 2004. Ardana Bioscience subsequently initiated the clinical development program of macimorelin acetate as an orally active compound intended to be used in the diagnosis of AGHD, however in 2008 Ardana Bioscience filed for bankruptcy so we terminated the license and regained rights to the compound. On October 19th, 2009, we announced that we would continue the macimorelin clinical development program for use in evaluating the AGHD and assumed the sponsorship of the Investigational New Drug Application (IND). On December 20, 2010, we announced we had reached agreement with the FDA on a Special Protocol Assessment (“SPA”) for Macrilen™ (macimorelin), enabling us to complete the ongoing registration study required to gain approval for use in evaluating AGHD. On July 26, 2011, we announced the completion of the Phase 3 study of Macrilen™ (macimorelin) as a first oral product for use in evaluating AGHD and the decision to meet with the FDA for the future filing of an NDA for the registration of Macrilen™ (macimorelin) in the United States. On June 26, 2012, we announced that the final results from a Phase 3 trial for Macrilen™ (macimorelin) showed that the drug is safe and effective in evaluating AGHD. In November 2013, we filed an NDA for Macrilen™ (macimorelin) for the evaluation of AGHD by evaluating the pituitary gland secretion of growth hormone in response to an oral dose of the product. The FDA accepted the NDA for substantive review in January 2014. On November 6, 2014, the FDA informed us, by issuing a Complete Response Letter (“CRL”), that it had determined that our NDA could not be approved in its then present form. The CRL stated that the planned analysis of our pivotal trial did not meet its stated primary efficacy objective as agreed to in the SPA. The CRL further mentioned issues related to the lack of complete and verifiable source data for determining whether patients were accurately diagnosed with AGHD. The FDA concluded that, “in light of the failed primary analysis and data deficiencies noted, the clinical trial does not by itself support the indication.” To address the deficiencies identified above, the CRL stated that we needed to demonstrate the efficacy of Macrilen™ (macimorelin) as a diagnostic test for GHD in a new, confirmatory clinical study. The CRL also stated that a serious event of electrocardiogram QT interval prolongation occurred for which attribution to drug could not be excluded. Therefore, a dedicated thorough QT study to evaluate the effect of macimorelin on the QT interval would be necessary for FDA clearance and approval.

2015 – present

●	Following receipt of the CRL, we assembled a panel of experts in the field of growth-hormone deficiency, including experts in the field from both the United States and the EU. The panel met on January 8, 2015, during which we discussed our conclusions from the CRL, as well as the potential design of a new pivotal study. The panel advised us to continue to seek approval for Macrilen™ (macimorelin) because of their confidence in its efficacy and because there currently is no FDA-approved diagnostic test for AGHD. In parallel, we collected information on timelines and costs for such a study.

●	During an end-of-review meeting with the FDA on March 6, 2015, we agreed with the FDA on the general design of the confirmatory Phase 3 study of Macrilen™ (macimorelin) for the evaluation of AGHD, as well as evaluation criteria. We agreed with the FDA that the confirmatory study will be conducted as a two-way crossover with the ITT as the benchmark comparator.

●	On April 13, 2015, we announced plans to conduct a new, confirmatory Phase 3 clinical study to demonstrate the efficacy of Macrilen™ (macimorelin) for the evaluation of AGHD, as well as a dedicated thorough QT study to evaluate the effect of Macrilen™ (macimorelin) on myocardial repolarization. The confirmatory Phase 3 clinical study of Macrilen™ (macimorelin), entitled “Confirmatory validation of oral macimorelin as a growth hormone (GH) stimulation test (ST) for the diagnosis of AGHD in comparison with the insulin tolerance test (ITT),” was designed as a two-way crossover study with the ITT as the benchmark comparator and involved 31 sites in the United States and Europe. The study population was planned to include at least 110 subjects (at least 55 ITT-positive and 55 ITT-negative) with a medical history documenting risk factors for AGHD, and was planned to include a spectrum of subjects from those with a low risk of having AGHD to those with a high risk of having the condition.

●	On May 26, 2015, we announced that we had received written scientific advice from the EMA regarding the further development plan, including the study design, for the new confirmatory Phase 3 clinical study of Macrilen™ (macimorelin) for use in evaluating AGHD. As a result of the advice, we believe that the confirmatory Phase 3 study that was agreed with the FDA meets the EMA’s study-design expectations as well, allowing for U.S. and European approval, if the study is successful.

●	On November 19, 2015, we announced the enrollment of the first patient in the confirmatory Phase 3 clinical study of Macrilen™ (macimorelin).

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●	On October 26, 2016, we announced completion of patient recruitment for the confirmatory Phase 3 clinical trial of Macrilen™ (macimorelin) as a growth hormone stimulation test for the evaluation of AGHD. In addition, we completed the dedicated QT study as requested by the FDA in the CRL to evaluate the effect of Macrilen™ (macimorelin) on the QT interval.

●	On January 4, 2017, we announced that, based on an analysis of top-line data, the confirmatory Phase 3 clinical trial of Macrilen™ (macimorelin) failed to achieve one of its co-primary endpoints. Under the study protocol, the evaluation of AGHD with Macrilen™ (macimorelin) would be considered successful, if the lower bound of the two-sided 95% confidence interval for the primary efficacy variables was 75% or higher for “percent negative agreement” with the ITT, and 70% or higher for the “percent positive agreement” with the ITT. While the estimated percent negative agreement met the success criteria, the estimated percent positive agreement did not reach the criteria for a successful outcome. Therefore, the results did not meet the pre-defined equivalence criteria which required success for both the percent negative agreement and the percent positive agreement.

●	On February 13, 2017, we announced that, after reviewing the raw data on which the top-line data were based, we had concluded that Macrilen™ (macimorelin) had demonstrated performance supportive of achieving FDA registration and that we intended to pursue registration. The announcement set forth the facts on which our conclusion was based. The Company met with the FDA at the end of March 2017 to discuss this position.

●	On March 7, 2017, we announced that the Pediatric Committee (“PDCO”) EMA agreed to the Company’s Pediatric Investigation Plan (“PIP”) for Macrilen™ (macimorelin) and agreed that the Company may defer conducting the PIP until after it files a Marketing Authorization Application (“MAA”) seeking marketing authorization for the use of Macrilen™ (macimorelin) for the evaluation of AGHD.

●	On July 18, 2017, we were provided a PDUFA date of December 30, 2017 by the FDA.

●	On November 27, 2017, the EMA accepted our MMA submission for Macrilen™ (macimorelin).

●	On December 20, 2017, the FDA approved the market authorization for Macrilen™ (macimorelin), to be used in the diagnosis of patients with adult growth hormone deficiency (AGHD).

●	On January 16, 2018, the Company, through AEZS Germany, entered into a License and Assignment Agreement to carry out development, manufacturing, registration, regulatory and supply chain services for the commercialization of Macrilen™ (macimorelin) in the U.S. and Canada as further described below.

●	In the August 2018, Volume 103, Issue 8 edition of The Journal of Clinical Endocrinology and Metabolism, the pivotal Phase 3 data from the macimorelin confirmatory trial was published by Jose M. Garcia, MD, PhD, et al., titled ‘Macimorelin as a Diagnostic Test for Adult GH Deficiency’.

●	On November 19, 2018, we announced the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion recommending a marketing authorization for macimorelin.

●	On January 16, 2019, the Company announced that the EMA granted marketing authorization for macimorelin.

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Macrilen™ (macimorelin) License and Assignment Agreement

On January 16, 2018, the Company, through AEZS Germany, entered into a License and Assignment Agreement with Strongbridge Ireland Limited (“Strongbridge”) to carry out development, manufacturing, registration, regulatory and supply chain services for the commercialization of Macrilen™ (macimorelin) in the U.S. and Canada. This agreement provides (i) for the “right to use” license relating to the Adult Indication; (ii) for the right to acquire a license for the Pediatric Indication if and when the FDA approves a pediatric indication; (iii) that the licensee is to fund 70% of the costs of a pediatric clinical trial submitted for approval to the EMA and FDA (the “PIP”) to be run by the Company with customary oversight from a joint steering committee (the “JSC”); and (iv) the Interim Supply Arrangement.

Effective December 19, 2018, Strongbridge sold the United States and Canadian rights to Macrilen™ (macimorelin) under the License and Assignment Agreement to Novo for a payment plus tiered royalties on net sales and Novo will fund Strongbridge’s Macrilen™ (macimorelin) field organization as a contract field force to promote the product in the United States for up to three years.

(i)	Adult Indication

Under the terms of the License and Assignment Agreement, and for as long as Macrilen™ (macimorelin) is patent-protected, the Company will be entitled to a 15% royalty on annual net sales up to $75.0 million and an 18% royalty on annual net sales above $75.0 million. Following the end of patent protection in the United States or Canada for Macrilen™ (macimorelin), the Company will be entitled to a 5% royalty on net sales in that country. In addition, the Company will receive one-time payments ranging from $4.0 million to $100.0 million upon the achievement of commercial milestones going from $25.0 million annual net sales up to $500.0 million annual net sales.

In January 2018, the Company received a cash payment of $24.0 million from Strongbridge and on July 23, 2018, Strongbridge launched product sales of Macrilen™ (macimorelin) in the United States. In 2018, the Company received royalty fees of $183,878 and in the first quarter of 2019 received royalty fees of $12,872 under the License and Assignment Agreement.

(ii)	Pediatric Indication

Upon approval by the FDA of a pediatric indication for Macrilen™ (macimorelin), the Company will receive a one-time milestone payment from Novo of $5.0 million.

(iii)	PIP study

We have initiated an open label, single dose trial to investigate the pharmacokinetics, pharmacodynamics, safety and tolerability of macimorelin in pediatric patients from two to less than 18 years of age with suspected growth hormone deficiency (“GHD”). Under the terms of the License and Assignment Agreement, the licensee will pay 70% and the Company will pay the remaining 30% of the research and development costs associated with the PIP. The Company invoiced $358,000 in 2018 and $307,705 in the first quarter of 2019 as licensee’s share of the costs incurred by the Company under the PIP.

(iv)	Interim supply arrangement

The Company has agreed to supply ingredients for the manufacture of Macrilen™ (macimorelin) during an interim period at a price that is set ‘at cost’, without any profit margin. The Company invoiced $2,108,000 in 2018 and no amounts in the first quarter of 2019 under an interim supply agreement.

Rest of world commercialization of macimorelin

On January 16, 2019, we announced that the EMA had granted marketing authorization for macimorelin for the diagnosis of AGHD. AGHD may occur in an adult patient who has a history of childhood onset GHD or may occur during adulthood as an acquired condition. Considering a population of 512 million for the European Union and the UK, research based on prevalence suggests that at least 35,000 adults could be afflicted with GHD. This milestone marks a key development in our European commercialization strategy and we are in discussions with a variety of companies regarding licensing and/or distribution opportunities in the rest of the world.

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Special Committee

On March 12, 2019, we announced that our board of directors (the “Board of Directors”) formed a special committee of independent directors (the “Special Committee”) to review strategic options available to the Company. The Special Committee has approved the engagement by the Company of a financial advisor that is working with management to assist the Special Committee and the Board of Directors in considering a wide range of transactions (including opportunities for the license of Macrilen™ (macimorelin) outside of the United States and Canada), or other monetization transactions relating to Macrilen™ (macimorelin). As of the date hereof, the Special Committee continues to evaluate strategic options, but has not recommended that we enter into any particular transaction at this time.

Restructuring in Germany

On June 7, 2019, we announced that the Company is reducing the size of its German workforce and operations to more closely reflect the Company’s ongoing commercial activities in Frankfurt. This restructuring will affect eight employees in Frankfurt, Germany and is expected to result in US$773,000 of severance costs that is expected to be paid by January 31, 2020.

Securities Class-action lawsuit

The Company and certain of its current and former officers are defendants in a class-action lawsuit pending the U.S. District Court for the District of New Jersey, brought on behalf of the shareholders of the Company. The lawsuit alleges violations of the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by the defendants between August 30, 2011 and November 6, 2014 (the “Class Period”), regarding the safety and efficacy of Macrilen™ (macimorelin) and the prospects for the approval of the Company’s New Drug Application for the product by the FDA. The Plaintiffs represent a class comprised of purchasers of the Company’s New Drug Application for the product by the FDA. The Plaintiffs represent a class comprised of purchasers of the Company’s common shares during the Class Period and seek damages, costs and expenses and such other relief as determined by the Court. We consider the claims that have been asserted in the lawsuit to be without merit and are vigorously defending against them. We cannot, however, predict at this time the outcome or potential losses, if any, with respect to this lawsuit.

Corporate Information

We were incorporated on September 12, 1990 under the Canada Business Corporations Act (the “CBCA”) and continue to be governed by the CBCA. Our registered address is located at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, Canada M5L 1B9 c/o Stikeman Elliott, LLP. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this Annual Report on Form 20-F, unless such document is specifically incorporated herein by reference. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We currently have three wholly owned direct and indirect subsidiaries, Aeterna Zentaris GmbH (“AEZS Germany”), based in Frankfurt, Germany, Zentaris IVF GmbH, a direct wholly owned subsidiary of AEZS Germany, based in Frankfurt, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office based in Summerville, South Carolina in the U.S.

SECURITIES WE MAY OFFER

The Securities that may be offered from time to time through this Prospectus are:

●	Common Shares;

●	Preferred Shares, which we may issue in one or more series;

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●	Rights to purchase Common Shares;

●	Warrants entitling the holders to purchase Common or Preferred Shares; and

●	Units.

We will describe the terms of particular Securities that we may offer in the accompanying Prospectus Supplement we will deliver with this Prospectus. This Prospectus may not be used to offer or sell any securities unless accompanied by a Prospectus Supplement. In each Prospectus Supplement we will include, if relevant and material, the following information:

●	Type and amount of Securities which we propose to sell;

●	Initial public offering price of the Securities;

●	Rates and times of payment of interest, dividends, or other payments, if any;

●	Redemption, conversion, exercise, exchange, settlement, or sinking fund terms, if any;

●	Ranking;

●	Voting or other rights, if any;

●	Conversion, exchange, or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange, or settlement prices or rates in the Securities or other property receivable upon conversion, exchange, or settlement;

●	Names of the underwriters, agents, or dealers, if any, through or to which we or any selling securityholder will sell the Securities;

●	Compensation, if any, of those underwriters, agents, or dealers;

●	Details regarding over-allotment options, if any;

●	Net proceeds to us;

●	Information about any securities exchange or automated quotation system on which the Securities will be listed or traded;

●	Material Canadian and United States federal income tax considerations applicable to the Securities;

●	Any material risk factors associated with the Securities; and

●	Any other material information about the offer and sale of the Securities.

In addition, the applicable Prospectus Supplement and any related free writing prospectus may add, update or change the information contained in this Prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares; and first preferred shares (the “First Preferred Shares”) and second preferred shares (the “Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”), each issuable in series. As of the date of this Prospectus, there are 16,440,760 Common Shares issued and outstanding. No Preferred Shares have been issued to date.

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Common Shares

The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, as and when declared by the Board of Directors on the Common Shares. Finally, the holders of the Common Shares are entitled to receive the remaining property of the Company upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all issued and outstanding shares are fully paid and non-assessable.

Shareholder Rights Plan

The Board of Directors approved a shareholder rights plan of the Company on March 29, 2016, which was approved, ratified and confirmed by the shareholders at the annual and special meeting of shareholders of the Company on May 10, 2016 (the “Existing Rights Plan”). The Existing Rights Plan was implemented to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any take-over bid or other acquisition of control of the Company.

The Board of Directors reviewed the terms of the Existing Rights Plan for conformity with current Canadian securities laws, as well as the evolving practices of public corporations in Canada, with respect to shareholder rights plan design and made some minor amendments thereto as a result.

The Board of Directors determined it appropriate and in the best interests of the shareholders to continue the Existing Rights Plan and approved the amended and restated shareholder rights plan (the “Rights Plan”) on March 26, 2019. The Rights Plan took effect immediately upon receipt of approval of the shareholders of the Company at the annual and special meeting of shareholders held on May 8, 2019.

The fundamental objectives of the Rights Plan are to provide adequate time for our Board of Directors and shareholders to assess an unsolicited take-over bid for us, to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, and to provide shareholders with an equal opportunity to participate in a take-over bid. The Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a “Permitted Bid,” which requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our Board of Directors. If a takeover bid fails to meet these minimum standards and the Rights Plan is not waived by the Board of Directors, the Rights Plan provides that holders of Common Shares, other than the acquirer, will be able to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring Common Shares to substantial dilution of its holdings.

Pursuant to the terms of the Rights Plan, one right was issued in respect of each common share outstanding at 5:01 p.m. on March 29, 2016 (the “Record Time”). In addition, we will issue one right for each additional Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined in the Rights Plan) and the Expiration Time (as defined in the Rights Plan). The rights have an initial exercise price equal to the Market Price (as defined in the Rights Plan) of the Common Shares as determined at the Separation Time, multiplied by five, subject to certain anti-dilution adjustments (the “Exercise Price”), and they are not exercisable until the Separation Time. Upon the occurrence of a Flip-in Event (as defined in the Rights Plan), each right will entitle the holder thereof, other than an Acquiring Person (as defined in the Rights Plan) or any other person whose rights are or become void pursuant to the provisions of the Rights Plan, to purchase from us, effective at the close of business on the eighth trading day after the Stock Acquisition Date (as defined in the Rights Plan), upon payment to us of the Exercise Price, Common Shares having an aggregate Market Price equal to twice the Exercise Price on the date of consummation or occurrence of such Flip-in Event, subject to certain anti-dilution adjustments.

The Rights Plan is described in detail in Item 10.B. of our most recent Annual Report on Form 20-F.

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Preferred Shares

The Preferred Shares are issuable in series with rights and privileges specific to each class. The holders of Preferred Shares are not entitled to receive notice of or to attend or vote at meetings of shareholders. The holders of First Preferred Shares are entitled to preference and priority to any participation of holders of Second Preferred Shares, Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the First Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them. The holders of Second Preferred Shares are entitled to preference and priority to any participation of holders of Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the Second Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them.

Our Board of Directors may, from time to time, provide for additional series of Preferred Shares to be created and issued, but the issuance of any Preferred Shares is subject to the general duties of the directors under the CBCA to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part. You should read the warrant and warrant agreement. You should also read the Prospectus Supplement, which will contain additional information and which may update or change some of the information below.

Warrants We May Offer

We may issue warrants for the purchase of Common Shares or Preferred Shares in one or more series. If we offer warrants, we will describe the terms in a Prospectus Supplement (and any free writing prospectus). Warrants may be offered independently, together with other Securities offered by any Prospectus Supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other Securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a Prospectus Supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a Prospectus Supplement:

●	Title of the warrants;

●	Aggregate number of warrants;

●	Price or prices at which the warrants will be offered;

●	Designation, number, aggregate principal amount, denominations, and terms of the Securities that may be purchased on exercise of the warrants;

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●	Date, if any, on and after which the warrants and the related Securities will be separately transferable;

●	Purchase price for each security purchasable on exercise of the warrants;

●	Dates on which the right to purchase certain Securities upon exercise of the warrants will begin and expire;

●	Minimum or maximum number of Securities that may be purchased at any one time upon exercise of the warrants;

●	Anti-dilution provisions or other adjustments to the exercise price of the warrants;

●	Terms of any rights that we may have to redeem or call the warrants;

●	Effect of any merger, consolidation, sale, or other transfer of our business on the warrants and the applicable warrant agreement;

●	Name and address of the warrant agent, if any;

●	Information with respect to book-entry procedures;

●	A discussion of material Canadian and/or U.S. federal income tax considerations; and

●	Other material terms, including terms relating to transferability, exchange, exercise, or amendments of the warrants.

Until any warrants to purchase our Securities are exercised, holders of the warrants will not have any rights of holders of the underlying Securities.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related documents applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part. You should read the unit agreement and any related documents. You also should read the Prospectus Supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of any combination of one or more of the other Securities described in this prospectus. If we offer units, we will describe the terms in a Prospectus Supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a Prospectus Supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a Prospectus Supplement:

●	Title of the units;

●	Aggregate number of units;

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●	Price or prices at which the units will be offered;

●	Currency or currency unit in which the units are denominated;

●	Designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately;

●	Effect of any merger, consolidation, sale, or other transfer of our business on the units and the applicable unit agreement;

●	Name and address of the unit agent, if any;

●	Information with respect to book-entry procedures;

●	A discussion of material Canadian and/or U.S. federal income tax considerations; and

●	Other material terms, including terms relating to transferability, exchange, exercise, or amendments of the units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any Common Shares, Preferred Shares, or warrant included in each unit, respectively.

The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this Prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any Prospectus Supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the Securities offered by this Prospectus. Unless otherwise specified in the applicable Prospectus Supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of Securities for general corporate purposes.

General corporate purposes may include, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Marcelin™ (macimorelin). We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds or from the proceeds of any offering under this Prospectus or a Prospectus Supplement. The use of proceeds will be specified in the Prospectus Supplement relating to a particular offering of Securities, as required by applicable securities legislation.

PLAN OF DISTRIBUTION

We may sell the Securities from time to time pursuant to public offerings, negotiated transactions, block trades, sales “at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise, or a combination of these methods. We may sell the Securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

We may distribute Securities from time to time in one or more transactions:

●	at a fixed price or prices which may be changed;

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●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we sell Securities a Prospectus Supplement will describe the method of distribution of the Securities and any applicable restrictions.

The Prospectus Supplement or supplements will describe the terms of the offering of the Securities, including:

●	the name or names of the underwriters, placement agents or dealers, if any;

●	the purchase price of the Securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional Securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at anytime); and

●	any securities exchange or market on which the Securities may be listed or quoted.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this Prospectus and an applicable Prospectus Supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may determine the price or other terms of the Securities offered under this Prospectus by use of an electronic auction. We will describe in the applicable Prospectus Supplement how any auction will be conducted to determine the price or any other terms of the Securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Unless stated otherwise in the applicable Prospectus Supplement, the obligations of any underwriters to purchase Securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the Securities if they purchase any of the securities. If underwriters are used in the sale of any Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the Securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the Securities to the dealer as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase Securities from time to time. Unless stated otherwise in the applicable Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of Securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be “underwriters, “ as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related Prospectus Supplement.

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Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable Prospectus Supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase Securities from us at the public offering price set forth in the Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the applicable Prospectus Supplement will set forth the commission payable for solicitation of these contracts.

The Securities we may offer, other than Common Shares, may be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our Securities. Any underwriter may make a market in these Securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice. Therefore, we cannot give any assurances to you concerning the liquidity of any Security offered by this Prospectus.

In connection with an offering of Securities, underwriters may purchase and sell these Securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through the exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Stock Market LLC may engage in passive market making transactions in our Common Shares, Preferred Shares, and warrants, as applicable, on the Nasdaq Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the Securities offered under this Prospectus, we may enter into swaps or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer must be fair and reasonable, considering all relevant risks, factors and circumstances.

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CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of dividends (or any other amounts) on the Securities, if any, will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U. S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to any offering of Securities, certain legal matters relating to the offering of the Securities under this Prospectus will be passed upon for us by Stikeman Elliott LLP with respect to matters of Canadian law and by Barnes & Thornburg LLP with respect to matters of U.S. law. In addition, certain legal matters in connection with any offering of Securities under this Prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

The consolidated financial statements incorporated into this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the CBCA. Many of our officers and directors, and some of the experts named in this Prospectus, are residents of Canada or elsewhere outside of the U.S., and a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. We have been advised by our legal counsel, Stikeman Elliott LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliott LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.zentaris.com. Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.

This Prospectus Forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our Securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

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The following documents have been filed with the various securities commissions or similar securities regulatory authorities in Canada and are specifically incorporated by reference into, and form an integral part of, this Prospectus:

●	our 2018 Annual Report on Form 20-F for the year ended December 31, 2018, which includes, among other items, (i) our consolidated statements of financial position as at December 31, 2018 and December 31, 2017 and our consolidated statements of changes in shareholders’ (deficiency) equity, comprehensive income (loss) and cash flows for the years ended December 31, 2018, 2017 and 2016 and the report of independent registered public accounting firm dated March 29, 2019 thereon included in Item 18; (ii) management’s annual report on internal control over financial reporting included in Item 15, and (iii) Management’s Discussion and Analysis included in “Item 5.—Operating and Financial Review and Prospects”;

●	a management information circular dated March 26, 2019 in connection with an annual and special meeting of shareholders held on May 8, 2019, included as Exhibit 99.3 to a Report on Form 6-K furnished to the SEC on April 1, 2019;

●	unaudited condensed interim consolidated financial statements as at March 31, 2019 and for the three-month periods ended March 31, 2019 and March 2018, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 7, 2019;

●	a Form8-A12B/A filed with the SEC on May 5, 2019 to amend our previously filed Form 8-A12B filed on April 14, 2017;

●	management’s discussion and analysis for the first quarter of 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 7, 2019;

●	the results of the annual and special shareholders’ meeting held on May 8, 2019, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 9, 2019;

●	the Amended and Restated Shareholder Rights Plan Agreement (amending and restating the Shareholder Rights Plan dated March 29, 2016) between the Company and Computershare Trust Company of Canada dated as of May 8, 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 9, 2019;

●	a material change report dated June 7, 2019 in connection with the reduction of our German workforces and operations, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on June 10, 2019;

●	Annual Report on Form 20-F/A filed with the SEC on July 26, 2019, to amend our previously filed Annual Report on Form 20-F filed on April 1, 2019;

●	Unaudited condensed interim consolidated statements as at June 30, 2019 and for the three-month periods ended June 30, 2019 and June 2018, included as Exhibit 99.1, 101.IV, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE to a Report on 6-K furnished to the SEC on August 13, 2019;

●	A management’s discussion and analysis for the second quarter of 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on August 13, 2019; and

●	to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this Prospectus.

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All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K furnished by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this Prospectus and deemed to be a part hereof after the date of this Prospectus but before the termination of the offering by this Prospectus.

We will provide each person to whom this Prospectus is delivered a copy of the information that has been incorporated into this Prospectus by reference but not delivered with the Prospectus (except exhibits, unless they are specifically incorporated into this Prospectus by reference). You may obtain copies of these documents, at no cost, by writing or telephoning us at:

Aeterna Zentaris Inc.

Attention: Investor Relations

315 Sigma Drive

Summerville, South Carolina

USA, 29486

Tel. (843) 900-3223

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors’ report thereon and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all interim financial statements, annual and quarterly management’s discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this Prospectus for the purpose of future offers and sales of Securities hereunder.

One or more Prospectus Supplements containing the terms of an offering of Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement. A Prospectus Supplement containing any additional or updated information that we elect to include therein will be delivered with this Prospectus to purchasers of Securities who purchase such Securities after the filing of this Prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement.

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20,509,746 Common Shares

PROSPECTUS SUPPLEMENT

H.C. WAINWRIGHT & CO.

February 16, 2021